Exhibit 107.1

Calculation of Filing Fee Tables

Form S-3

(Form Type)

ENERGY TRANSFER LP

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(1)	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Units Representing Limited Partner Interests	Rule 456(b) and 457(r)	(2)	(2)	(2)	(1)	(1)

	Equity	Preferred Units Representing Limited Partner Interests	Rule 456(b) and 457(r)	(2)	(2)	(2)	(1)	(1)

	Debt	Debt Securities	Rule 456(b) and 457(r)	(2)	(2)	(2)	(1)	(1)

Fees Previously Paid	N/A	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					—			—	—	—	—

	Total Fees Previously Paid					—

	Total Fee Offsets					—

	Net Fee Due					—

(1)

The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee. The Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of debt securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(2)

An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional Common Units is being registered as may be issued from time to time upon conversion of any Debt Securities that are convertible into Common Units or pursuant to any anti-dilution adjustments with respect to any such convertible Debt Securities.